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                                                                   Exhibit 10.37

                              As of October 1, 1995

Dr. George Lust
James A. Baker Institue
of Animal Health
Cornell College
of Veterinary Medicine
Cornell University
Ithaca, New York 14853

         RE:  Consulting Agreement

Dear Dr. Lust:

INTERNATIONAL CANINE GENETICS, INC., a Delaware corporation (the "Company"), desires to engage you as a consultant on the following terms and conditions:

         1. This Agreement is being entered into in connection with, and is contingent upon, the execution of a certain Research Agreement by the Company and Cornell University (the "University"), (the "Research Agreement"), and Research Plan attached thereto (the "Plan") and in connection with, and is contingent upon, the execution of a certain exclusive License Agreement by the Company and Cornell Research Foundation, Inc., The University of Medicine and Dentistry of New Jersey and the New York University School of Medicine (the "License Agreement"). Copies of the Research Agreement, the Plan and the License Agreement are attached hereto.

         2. You shall act as a consultant to the Company commencing October 1, 1995, and terminating on September 30, 1996, in connection with the Research Agreement and the Plan, (the Research Agreement and the Plan are attached hereto and made a part hereof), and shall use your best efforts to cause the University to fulfill its obligations under the Research Agreement and the Plan. You shall consult with Company personnel at mutually agreeable times and places during the term of the Agreement.


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Dr. George Lust
Page 2

         3. Your compensation for this one (1) year term shall be in the form of a $10,000 honorarium payable in equally quarterly installments as follows:

                      October 10, 1995          $2,500

                      January 10, 1995          $2,500

                      April 10, 1996            $2,500

                      July 10, 1996             $2,500

         4. The Sponsor shall reimburse you for all ordinary, necessary and reasonable out-of-pocket travel expenses actually incurred by you at the request of the Sponsor upon presentation of expense statements or vouchers or such other supporting information as may be required under established Company policy of Sponsor.

         5. You shall (a) keep the Company regularly advised of the progress in your work; (b) keep records reflecting the results of said consulting services as are appropriate to the nature of such services; (c) permit any representative duly authorized in writing by the Company to inspect from time to time such results of said consulting services as are susceptible of inspection; and (d) provide the Company with such reports, specifications, drawings, models, and the like, as are appropriate to the nature of the services being performed hereunder upon reasonable notice to you by the Company.

         6. In order to carry out the consulting services set forth herein, it is contemplated that the Company will disclose to and provide you with certain technical, economic and business information and material samples relating to the Company's business (hereinafter collectively referred to as "Information") which Company considers proprietary. Additionally, certain technical, economic and business information may be developed by you in the course of the services provided to the Company hereunder and this information will also be included in the term "Information". You shall keep such Information in strict confidence and not disclose or otherwise use such Information for any purpose other than for the performance of the services contemplated herein without the prior written consent of the Company. The obligations of confidentiality and nonuse set forth herein shall survive the expiration or termination of this Agreement.


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Dr. George Lust
Page 3

         7. You will have the right to perform consulting services for any other company of your choosing, subject to your fulfillment of the obligations set forth in this Agreement and provided such consulting services do not involve methods for the detection of canine pregnancy.

         8. It is expressly understood that any service which you perform for the Company under this Agreement is performed as an independent contractor and not as an employee or agent of the Company. You are not entitled to and will not receive from the Company in connection with your consulting services any insurance coverage, pension, or other benefits normally provided by the Company to its current employees.

         9. This Agreement may be terminated by the Company upon thirty (30) days notice to you if you breach or fail to perform any of your obligations under this Agreement, you cease to serve as the Principal Investigator under the Research Agreement, or if either the Research Agreement or the License Agreement is terminated. In the event this Agreement is so terminated, you shall be paid the unpaid honorarium, prorated on a daily basis to the date of the Agreement, and the Company shall have no further obligation for the payment of compensation to you.

         10. You shall have no ownership interest in any inventions which are conceived and/or made by you during the performance of services contemplated hereunder, or in any associated patent rights. Such inventions and patent rights shall be owned by the Company and/or the University in accordance with the Research Agreement.

         11. This Agreement may be renewed at the election of the Company upon such terms and conditions as the parties shall mutually agree.

         12. The terms of this Agreement may be varied only in writing.

         Please sign and return the enclosed copy of this letter acknowledging you agreement to the terms set forth herein.

                                   Sincerely,


                                   Paul A. Rosinack,
                                   President
                                   International Canine Genetics, Inc.

AGREED:

- ------------------
Dr. George Lust

DATE:  ___________